UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 27, 2013
Spherix Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7927 Jones Branch Drive, Suite 3125, Tysons Corner, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	301-897-2540

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 27, 2013, the Audit Committee of Spherix Incorporated (the “Company”), in consultation with management, concluded that the Company’s previously issued financial statements as of and for the years ended December 31, 2009, 2010 and 2011 and as of and for the quarterly periods from the first quarter of 2010 through the third quarter of 2012 should no longer be relied upon due to errors in those financial statements.

Description of Accounting Errors

The errors relate to the classification of common stock warrants the Company issued in its registered direct and private placement stock offerings beginning in November 2009 to date (the “Warrants”).   Management and the Audit Committee have re-assessed the equity versus liability classification of the Warrants due to a clause contained within each of the warrant agreements.  The warrant agreements contain a provision for net cash settlement at the option of the holder in the event that there is a fundamental transaction (as contractually defined in the warrant agreements).  The Company had previously concluded that all fundamental transactions were within the control of the Company and thus equity treatment for the warrants was appropriate.  Upon further analysis, it was determined that certain of the fundamental transactions were not solely within the control of the Company and therefore the Warrants should have been accounted for as liabilities.

Preliminary Financial Impact

The errors in the prior financial statements will have no impact on revenues or loss from operations for any of the periods in which such errors occurred. The restatements will have no impact on the Company’s liquidity or cash position.  The errors will impact previously reported net loss, total liabilities, and total stockholders’ equity for all periods impacted.  We will restate the financial statements as of and for the year ended December 31, 2011 along with the 2011 and 2012 interim financial statements in our 2012 Form 10-K.  We will restate the 2011 and 2012 interim financial statements through expanded disclosure of the selected quarterly financial data, including describing the restatement and its impact on previously reported amounts. We have not amended and do not intend to amend our previously filed Annual or Quarterly Reports for the years ended December 31, 2009, 2010 or 2011to reflect such restatements.  The amounts of these adjustments have not yet been finalized. We expect to file our 2012 Form 10-K on or before March 31, 2013.

The Audit Committee and management have discussed the matters disclosed in this Current Report on Form 8-K/A with the Company’s independent registered public accounting firm.

Evaluation of the Effectiveness of Controls
Management has determined that as a result of the issues described above, management’s previous conclusions regarding the effectiveness of its internal control over financial reporting and disclosure controls and procedures need to be modified.   We will provide our management’s final evaluation of disclosure controls and procedures and assessment of internal control over financial reporting in our 2012 Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated (Registrant) By: /s/ Robert L. Clayton Robert L. Clayton, CFO Date: March 4, 2013